                                                               EXHIBIT 2.N.(III)

                       CONSENT TO BEING NAMED AS TRUSTEE


     The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Express Scripts Automatic Exchange Security Trust (formerly, the Eleventh Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.



Dated: October 26, 2000


                                          /s/ Donald J. Puglisi
                                          --------------------------------------
                                          Donald J. Puglisi

                       CONSENT TO BEING NAMED AS TRUSTEE


     The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Express Scripts Automatic Exchange Security Trust (formerly, the Eleventh Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.



Dated: October 26, 2000


                                          /s/ William R. Latham, III
                                          --------------------------------------
                                          William R. Latham, III

                       CONSENT TO BEING NAMED AS TRUSTEE


     The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Express Scripts Automatic Exchange Security Trust (formerly, the Eleventh Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.



Dated: October 26, 2000


                                          /S/ James B. O'Neill
                                          --------------------------------------
                                          James B. O'Neill